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                                                                     EXHIBIT 5.1


                    [LETTERHEAD OF THELEN REID & PRIEST LLP]


May 6, 2002





Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO 80525


Ladies and Gentlemen:


         We have acted as counsel for Advanced Energy Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Form S-3") relating to the issuance and sale by one of the Company's stockholders of up to 120,000 shares of Common Stock.


         In so acting, we have examined the Form S-3, the Company's Certificate of Incorporation and Bylaws, as in effect as of the date hereof, and such other documents, records, certificates of officers of the Company, certificates of public officials and other instruments as we have deemed necessary or appropriate under the circumstances for purposes of giving the opinion expressed herein. In making such examinations, we have assumed (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals;
(c) the conformity to original documents of all documents submitted to us as certified copies or photocopies; and (d) the identity and capacity of all individuals acting or purporting to act as public officials.


         Based upon, subject to and limited by the foregoing, we are of the opinion that the shares of Common Stock to be offered and sold hereby are legally issued, fully paid and non-assessable. We are members of the bar of the State of California and we express no opinion as to the laws of any state or jurisdiction other than federal laws of the United States, the laws of the State of California and the corporate laws of the State of Delaware (which includes applicable provisions of the Delaware Constitution, the Delaware General Corporation Law and reported judicial decisions interpreting these laws). We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Form S-3. We further consent to the use of our name under the heading "Legal Matters" in the prospectus included in the Form S-3.


Very truly yours,


/s/ Thelen Reid & Priest LLP


THELEN REID & PRIEST LLP